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                                                                    EXHIBIT 99.A
                                    EXHIBIT A

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the statement on Schedule 13G dated February 14, 2000 with respect to the Common Stock of Tickets.com, Inc. is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

         This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

     Date:  February 14, 2000                  BILL GROSS' IDEALAB!



                                               By       /s/  William Gross
                                               --------------------------------

                                               Name:  William Gross

                                               Title:  Chairman of the Board
                                                       and President



     Date:  February 14, 2000                  /s/  William Gross
                                               --------------------------------

                                               Name:  William Gross

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